Exhibit 10.3

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

PARK STERLING CORPORATION

RESTRICTED STOCK AWARD

This RESTRICTED STOCK AWARD (the “Award”) is made and entered into as of DATE, 2013, by and between Park Sterling Corporation (the “Company”), a bank holding company organized under the laws of the State of North Carolina, and DIRECTOR NAME (the “Director”).

Upon and subject to the Additional Terms and Conditions attached hereto and incorporated herein by reference as part of this Award and further subject to the provisions of the Park Sterling Corporation 2014 Long-Term Incentive Plan (the “Plan”), the Company hereby awards as of the Grant Date to the Director the Restricted Shares in consideration of the Director’s services rendered and to be rendered to the Company (including any Affiliate) (the “Restricted Stock Award”).

A.	Grant Date: DATE.

B.	Restricted Shares: _____ of shares of the Company’s common stock (“Stock”), $1.00 par value per share.

C.	Plan under which granted: Park Sterling Corporation 2014 Long-Term Incentive Plan.

D.

Vesting:  The Restricted Shares shall become vested, as and to the extent indicated below, only if the Director remains in the continuous service of the Company and its Affiliates through the applicable “Vesting Date” indicated in the ” Vesting Schedule” below:

Vesting Date	Percentage of Restricted Shares which are Vested Shares
Prior to the first anniversary of the Grant Date	0%
First anniversary of the Grant Date	33 1/3%
Second anniversary of the Grant Date	66 2/3%
Third anniversary of the Grant Date	100%

The Restricted Shares which have satisfied (or are deemed to have satisfied) the conditions of the Vesting Schedule are herein referred to as the “Vested Shares.”  Any portion of the Restricted Shares which have not become Vested Shares in accordance with this Paragraph D. before or at the time of Director’s Separation from Service shall be forfeited.  There will be no proration of the Vesting Schedule for partial years of service.

* * * Signature Page to Follow * * *

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

IN WITNESS WHEREOF, the Company and Director have signed this Award as of the Grant Date set forth above.

Park Sterling Corporation

By:

	James C. Cherry	DIRECTOR NAME

Title:	CEO

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

ADDITIONAL TERMS AND CONDITIONS OF

PARK STERLING CORPORATION

RESTRICTED STOCK AWARD

1.     Issuance of Restricted Shares.

(a)     The Company shall issue the Restricted Shares as of the Grant Date in either manner described below, as determined by the Committee in its sole discretion:

(i)     by the issuance of share certificate(s) evidencing Restricted Shares to the Secretary of the Company or such other agent of the Company as may be designated by the Committee or the Secretary (the “Share Custodian”); or

(ii)     by documenting the issuance in uncertificated or book entry form on the Company’s stock records.

Evidence of the Restricted Shares either in the form of share certificate(s) or book entry, as the case may be, shall be held by the Company or Share Custodian, as applicable, until the Restricted Shares become Vested Shares in accordance with the Vesting Schedule.

(b)     If the shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Director is determined by the Committee to be an “affiliate” of the Company, as such term is defined in Rule 144 (“Rule 144”) under the Securities Act, the Restricted Shares (and the Vested Shares resulting therefrom) shall be evidenced only by physical share certificates.

(c)     When the Restricted Shares become Vested Shares, the Company or the Share Custodian, as the case may be, shall deliver the Vested Shares to the Director or, at the Company’s election, to a broker designated by the Company (the “Designated Broker”) by either physical delivery of the share certificate(s) or book entry transfer, as applicable, for the benefit of an account established in the name of the Director.  If the number of Vested Shares includes a fraction of a share, neither the Company nor the Share Custodian shall be required to deliver the fractional share to the Director, and the Company shall pay the Director the amount determined by the Company to be the estimated Fair Market Value therefor.  At any time after receipt by the Designated Broker, the Director may require that the Designated Broker deliver the Vested Shares to the Director pursuant to such arrangements or agreements as may exist between the Designated Broker and the Director.

(d)     In the event that the Director forfeits any of the Restricted Shares, the Company shall cancel the issuance on its stock records and, if applicable, the Share Custodian shall promptly deliver the share certificate(s) representing the forfeited shares to the Company.

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

(e)     Director hereby irrevocably appoints the Share Custodian, and any successor thereto, as the true and lawful attorney-in-fact of Director with full power and authority to execute any stock transfer power or other instrument necessary to transfer any Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Director.  The term of such appointment shall commence on the Grant Date of this Award and shall continue until the last of the Restricted Shares are delivered to the Director as Vested Shares or are returned to the Company as forfeited Restricted Shares, as provided by the applicable terms of this Award.

(f)     Unless and until the Restricted Shares become Vested Shares, the Director shall be entitled to all rights applicable to holders of shares of Stock including, without limitation, the right to vote such shares and to receive dividends or other distributions thereon as provided by Section 3, except as otherwise expressly provided in this Award.

(g)     In the event the number of shares of Stock is increased or reduced as a result of a subdivision or combination of shares of Stock or the payment of a stock dividend or any other increase or decrease in the number of shares of Stock or other transaction such as a merger, reorganization or other change in the capital structure of the Company, the Director agrees that any certificate representing shares of Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian or recorded in book entry form, as applicable, and shall be subject to all of the provisions of this Award as if initially granted hereunder.

2.     Acknowledgement by Director of Tax Election Opportunity.  Director acknowledges that the award of the Restricted Shares constitutes a transfer of property for federal income tax purposes under Section 83 of the Internal Revenue Code and that the Director shall have the sole responsibility for determining whether to elect early income tax treatment by making an election permitted under Subsection (b) of Section 83 of the Internal Revenue Code and the sole responsibility for effecting any such election in an appropriate and on a timely basis.

3.     Dividends.

(a)     The Director shall be entitled to dividends or other distributions paid or made on Restricted Shares but only as and when the Restricted Shares to which the dividends or other distributions are attributable become Vested Shares.  Dividends paid on Restricted Shares will be held by the Company and transferred to the Director, without interest, on such date as the Restricted Shares become Vested Shares.  Dividends or other distributions paid on Restricted Shares that are forfeited shall be retained by the Company.

(b)     The Company’s obligation under this Section 3 shall be an unfunded and unsecured promise to pay.  The Company shall not be obligated under any circumstances to fund its financial obligations under this Section 3 prior to the date any dividends become payable pursuant to the terms of this Award.  All dividends held in the non-interest bearing account described in Section 3(a) will remain general assets of the Company subject to the claims of its general creditors.  This Award does not give the Director any ownership interest in the assets of the Company, and all rights of ownership in the accumulated dividends attributable to Restricted Shares that become Vested Shares shall be solely those of an unsecured general creditor of the Company.

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

4.     Restrictions on Transfer of Restricted Shares.

(a)     General Restrictions.  Except as provided by this Award, the Director shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any Restricted Shares.  Any such disposition not made in accordance with this Award shall be deemed null and void.  The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and this Award, and any Restricted Shares so transferred will continue to be bound by the Plan and this Award.  The Director (and any subsequent holder of Restricted Shares) may not sell, pledge or otherwise directly or indirectly transfer (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares except pursuant to the provisions of this Award.  Any sale, pledge or other transfer (or any attempt to effect the same) of any Restricted Shares in violation of any provision of the Plan or this Award shall be void, and the Company shall not record such transfer, assignment, pledge or other disposition on its books or treat any purported transferee or pledgee of such Restricted Shares as the owner or pledgee of such Restricted Shares for any purpose.

(b)     Certain Permitted Transfers.  The restrictions contained in this Section 4 will not apply with respect to transfers of the Restricted Shares pursuant to applicable laws of descent and distribution; provided that the restrictions contained in this Section 4 will continue to be applicable to the Restricted Shares after any such transfer; and provided further that the transferee(s) of such Restricted Shares must agree in writing to be bound by the provisions of the Plan and this Award, including the provisions of Section 6.

5.     Additional Restrictions on Transfer.

(a)     Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws and reflecting the transfer restrictions set forth herein in addition to any other legend(s) as the Company deems appropriate and the Director shall not make any transfer of the Restricted Shares without first complying with the restrictions on transfer described in such legends.  Such legends may include the following:

TRANSFER IS RESTRICTED

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS AND AS SUCH MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED:  (1) PURSUANT TO REGISTRATION OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT, INCLUDING BUT NOT LIMITED TO RULE 144 THEREUNDER, AND THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION; OR (2) IF, IN THE OPINION OF COUNSEL, IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH TRANSFER IS EXEMPT FROM REGISTRATION OR IS OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND FORFEITURE PROVISIONS WHICH ALSO APPLY TO THE TRANSFEREE AS SET FORTH IN A RESTRICTED STOCK AWARD, DATED AWARD DATE, A COPY OF WHICH IS AVAILABLE FROM THE COMPANY.

(b)     Opinion of Counsel.  No holder of Restricted Shares may sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in or any beneficial interest in any Restricted Shares, except (i) pursuant to an effective registration statement under the Securities Act or (ii) in a transaction that fully complies with Rule 144, without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the Securities Act and applicable state securities laws is required in connection with such transfer.

6.     Lock-up Agreement. The Director hereby agrees that he will not, directly or indirectly, sell, offer, contract to sell, grant of options for the purchase of, transfer the economic risk of ownership in, make any short sale of, pledge or otherwise dispose of any Vested Shares during the thirty (30) days prior to and the one hundred eighty (180) days (or any shorter period permitted by the managing underwriter) after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.  The Director hereby agrees to execute and deliver any additional document or acknowledgement reflecting the foregoing provisions or containing similar restrictions as may be requested by the Company or its managing underwriters in connection with the initial public offering of Stock. The Company may place a legend on any stock certificates representing Vested Shares and may impose stop-transfer instructions with respect to the Vested Shares in order to enforce the foregoing restrictions.

7.      Change in Capitalization.

(a)     The number and kind of Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.  No fractional shares shall be issued in making such adjustment.  All adjustments made by the Committee under this Section shall be final, binding, and conclusive.

(b)     In the event of a merger, consolidation, extraordinary dividend (including a spin-off), reorganization, recapitalization, sale of substantially all of the Company’s assets, other change in the capital structure of the Company, tender offer for shares of Stock or a Change in Control, an appropriate adjustment may be made with respect to the Restricted Shares such that other securities, cash or other property may be substituted for the Stock held by the Share Custodian or recorded in book entry form pursuant to this Award.

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

(c)      The existence of the Plan and the Restricted Stock Award shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

8.     Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of North Carolina; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which the Director resides, and/or any other applicable securities laws.

9.     Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

10.Notice.     All notices, requests, waivers and other communications required or permitted hereunder shall be in writing and shall be either personally delivered, sent by facsimile or by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

If to the Company:	Park Sterling Corporation

Attn: Secretary

1043 E. Morehead Street, Suite 201

Charlotte, NC 28204

If to the Recipient:

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party.  All such notices, requests, waivers and other communications shall be deemed to have been effectively given:  (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepaid by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

FORM OF DIRECTOR

RESTRICTED STOCK AWARD

11.     Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

12.     Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

13.     Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

14.     Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

15.     No Right to Continued Service.  Neither the establishment of the Plan nor the grant of the Restricted Stock Award made pursuant to this Award shall be construed as giving Director the right to any continued service relationship with the Company or any Affiliate.

16.     Compliance with Section 409A of the Code.  It is intended that this Award comply with Section 409A of the Code and the regulations and other guidance promulgated thereunder (“Code Section 409A”) to the extent it is subject to Code Section 409A, and this Award will be interpreted and operated consistently with that intent.  If the Company determines that any provisions of this Award do not comply with the requirements of Code Section 409A, the Company has the authority to amend this Award to the extent necessary (including retroactively) in order to preserve compliance with said Code Section 409A.  The Company also has express discretionary authority to take such other actions as may be permissible to correct any failures to comply in operation with the requirements of Code Section 409A.  Neither the Company nor the Director has the discretion to accelerate the timing or schedule of any benefit payment under this Award that is subject to Code Section 409A, except as specifically provided herein or as may be permitted pursuant to Code Section 409A.